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Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Ken F. Parsons Chief Executive Officer 360.459.1100

First Community Financial Group Reports Record Earnings for 2002

Lacey, Wash., January 28—First Community Financial Group, Inc. ("FCFG" or "the Company"), parent company of First Community Bank of Washington, (www.fcbonline.com) today announced earnings for the year ended December 31, 2002 of $6,212,000. This is an increase of $1,775,000, or 40% over the year ended December 31, 2001 and represents the highest-ever annual earnings reported for FCFG. Earnings per diluted share amounted to $1.39 for the year ended December 31, 2002, up from $0.99 reported in 2001 (adjusted for the 2 for 1 stock split announced in November 2002). For the year, the Company's return on average assets was 1.56%, compared to 1.27% in 2001, and return on average equity was 15.13%, compared to 12.13% in 2001.

"We are very pleased with our earnings performance this year", remarked Ken F. Parsons, the Company's Chairman, President and CEO. "The results are especially satisfying in a year in which we further expanded our presence in Pierce County with the completion of our acquisition of Harbor Bank in Gig Harbor."

Total assets climbed 30% to $474,853,000 at December 31, 2002, while total loans, including those held for sale, rose 25% to $369,564,000. Total deposits ended the year at $384,207,000, an increase of 22% over the previous year.

The net interest margin rose from 6.37% in 2001 to 6.84% in 2002. The continued reduction in market interest rates affected both the return on loans and investments as well as the cost of funds. The average rate of return on earning assets dropped from 9.79% to 8.75%. The reduction in average cost of funds, to 2.23% from 4.03%, more than offset the reduction in the yield earned on assets.

Total interest income for the year increased $186,000 despite the reduction in average yield. Interest income on loans increased $465,000. Earnings from higher average loan balances more than offset the effect of reduced average yield on loans, which dropped from 10.18% in 2001 to 9.08% in 2002.

Interest expense on deposits in 2002 decreased a total of 41% or $4,161,000 over the previous year due to the reduction in the rates paid on deposits. While total deposits increased for the year, with average deposit balances up 10% over 2001,the effect of the reduction in average rates paid, to 2.15% in 2002 from 4.02% in 2001, was more dramatic.

Interest expense on other borrowings in 2002 increased by a total of $323,000 from 2001. The primary source of this increase is the issuance $13,000,000 in Trust Preferred Securities in July 2002. Interest expense associated with this debt totaled $371,000 in 2002.

The Company's capital position continues to grow stronger, increasing $5,414,000 to $44,209,000 in 2002 after payment of dividends totaling $0.20 per share (split adjusted), or $878,000 during the year. The ratio of total capital to risk weighted assets rose from 10.52% at the end of 2001 to finish the year at 11.48%.

First Community Financial Group, Inc., through its wholly owned subsidiary, First Community Bank of Washington, has 21 offices in four western Washington counties and offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products and other banking services. The bank provides a broad range of investment services through its subsidiary FCB Financial Services, Inc. Further information about the bank may be found on the Internet at www.fcbonline.com.

Note Regarding Forward-Looking Information

This news release may contain statements that are not historical in nature, including the discussions of the adequacy of the Company's capital resources and allowance for credit losses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PLSRA"). Forward-looking statements are subject to the risks and uncertainties that may cause actual future results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. FCFG does not undertake any obligation to publicly release any revisions to forward-looking statements contained in this release, with respect to events or circumstances after the date of this release, or to reflect the occurrence of unanticipated events. Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the region in which the Company operates, competitive products and pricing, fiscal and monetary policies of the federal government, changes in government regulations affecting financial institutions and small loan practices, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management and asset/liability management, the financial and securities markets, and the availability of and costs associated with sources of liquidity. Readers should also carefully review any risk factors described in the Company's Annual Report on Form 10-K, the most recent 10-Q, and other documents filed from time to time with the Securities and Exchange Commission.

FIRST COMMUNITY FINANCIAL GROUP, INC.
CONDENSED STATEMENTS OF CONDITION
(Dollars in thousands, except per share amounts; unaudited)

	December 31,
	2002	2001
ASSETS
Cash and due from banks	$30,965	$21,383
Interest bearing deposits at other financial institutions	76	74
Federal funds sold	7,000	0
Securities available for sale	34,025	18,104
Securities held to maturity (market value: 2002—$540; 2001—$554)	505	506
Federal Home Loan Bank stock, at cost	877	1,985
Loans held for sale	7,432	6,196
Loans	362,132	288,701
Allowance for credit losses	(7,947)	(4,088)
Net Loans	354,185	284,613
Premises and equipment	11,141	10,382
Foreclosed real estate	4,899	4,387
Accrued interest receivable	1,884	1,471
Cash value of life insurance	8,863	8,453
Intangible assets	11,708	6,268
Other assets	1,293	801
Total Assets	$474,853	$364,623
LIABILITIES
Deposits:
Demand	$82,267	$55,013
Savings and interest-bearing demand	156,031	123,093
Time	145,909	135,624
Total Deposits	384,207	313,730
Federal funds purchased	0	1,400
Short-term borrowings	16,547	5,655
Long-term debt	24,403	575
Accrued interest payable	315	364
Other liabilities	5,172	4,104
Total liabilities	430,644	325,828
STOCKHOLDERS' EQUITY
Common stock	5,487	5,467
Additional paid-in capital	22,943	23,129
Retained Earnings	15,246	9,912
Accumulated other comprehensive income (loss)	533	312
Unearned KSOP shares	0	(25)
Total stockholders' equity	44,209	38,795
Total liabilities and stockholders' equity	$474,853	$364,623
Shares outstanding at end of period	4,389,236	4,373,362
Book value per share	$10.07	$8.87

FIRST COMMUNITY FINANCIAL GROUP, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2002	2001	2002	2001
Interest Income
Loans	$8,357	$6,708	$28,662	$28,197
Federal funds sold and deposits in banks	29	19	50	122
Investment securities	330	308	1,262	1,469
Total interest income	8,716	7,035	29,974	29,788
Interest Expense
Deposits	1,481	2,148	5,912	10,073
Other	259	74	640	317
Total interest expense	1,740	2,222	6,552	10,390
Net interest income	6,976	4,813	23,422	19,398
Provision for Credit Losses	735	758	2,343	1,716
Net interest income after provision for credit losses	6,241	4,055	21,079	17,682
Non-Interest Income
Service charges on deposit accounts	892	813	3,132	2,462
Origination fees and gains on sales of loans	804	649	2,519	2,047
Other operating income	485	47	2,214	1,815
Total non-interest income	2,181	1,509	7,865	6,324
Non-Interest Expense
Salaries and employee benefits	3,161	2,181	10,247	9,589
Occupancy and equipment	794	735	2,641	2,429
Other expense	2,404	1,188	7,185	5,683
Total non-interest expense	6,359	4,104	20,073	17,701
Income before income taxes	2,063	1,460	8,871	6,305
Income Taxes	490	354	2,659	1,868
Net Income	$1,573	$1,106	$6,212	$4,437
Net income per common share:
Basic	$0.36	$0.25	$1.42	$1.02
Diluted	$0.35	$0.24	$1.39	$0.99
Average number of common shares outstanding	4,387,926	4,361,138	4,379,910	4,360,258
Average number of diluted common shares outstanding	4,532,404	4,469,322	4,464,903	4,455,806
Return on Average Assets	1.35%	1.20%	1.56%	1.27%
Return on Average Equity	14.53%	11.58%	15.13%	12.13%

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  Exhibit 99.1
First Community Financial Group Reports Record Earnings for 2002
FIRST COMMUNITY FINANCIAL GROUP, INC. CONDENSED STATEMENTS OF CONDITION (Dollars in thousands, except per share amounts; unaudited)
FIRST COMMUNITY FINANCIAL GROUP, INC. CONDENSED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts; unaudited)